UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 30, 2020

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas		77079
(Address of Principal Executive Offices)		(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRRTQ	N/A *

* On March 31, 2020, CARBO Ceramic Inc.’s common stock began being quoted on the OTC Pink marketplace under the symbol “CRRTQ”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

The information regarding the DIP Credit Agreement (as defined below) set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference in this Item 1.01.

Item 1.03                   Bankruptcy or Receivership.

As previously disclosed, on March 29, 2020 (the “Petition Date”), CARBO Ceramics Inc. (“CARBO”) and its direct wholly owned subsidiaries, Asset Guard Products Inc. (“AGPI”) and StrataGen, Inc. (“StrataGen,” and together with CARBO and AGPI, each, a “Debtor,” and collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

On the Petition Date, the Debtors filed a number of motions with the Bankruptcy Court generally designed to facilitate the Debtors’ transition into Chapter 11. These motions sought authority from the Bankruptcy Court for the Debtors to, among other things, (i) make payments upon, or otherwise honor, certain obligations that arose prior to the Petition Date, including obligations related to employee wages, salaries and benefits, taxes and certain vendors and other providers essential to the Debtors’ businesses, (ii) to establish certain procedures to preserve, and protect the potential value of, the Debtors’ existing and future net operating losses and certain other tax attributes and (iii) execute, deliver and perform under the DIP Facility (as defined below). On March 30, 2020, the Bankruptcy Court approved the relief sought in these motions on an interim basis. The Bankruptcy Court also approved the joint administrative of the Chapter 11 cases captioned In re CARBO Ceramics, Inc., et al., Case No. 20-31973 (the “Chapter 11 Cases”). Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court

Additional information about the Chapter 11 Cases, including motions, orders and other court filings relating thereto, may be obtained by visiting http://dm.epiq11.com/Carbo or by calling 1-866-897-6433 (Toll Free) or 1-646-282-2500 (International). The above-mentioned motions and procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov.

The information regarding the DIP Credit Agreement set forth in Item 2.03 of this Current Report is incorporated by reference in this Item 1.03.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2020, the Debtors entered into a Superpriority Senior Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among CARBO, as borrower, AGPI and StrataGen, as guarantors, Wilks Brothers, LLC, as lender (“Wilks”), and the other guarantors and lenders from time to time party thereto (any such lenders, together with Wilks, the “Lenders”) providing for a $15 million senior secured superpriority multiple draw term loan facility (the “DIP Facility”). On March 30, 2020, the Bankruptcy Court granted interim approval of the motion to approve the DIP Facility, including the DIP Credit Agreement, and the borrowing by CARBO of up to $5 million of loans thereunder between March 30, 2020 and the Bankruptcy Court’s entry of a final order approving the DIP Facility and DIP Credit Agreement (the “Interim Period Borrowings”).

The Debtors’ obligations under the DIP Credit Agreement are secured by first priority priming liens on substantially all of the Debtors’ assets, subject to certain customary exclusions and carve-outs. Borrowings under the DIP Facility will mature August 29, 2020 (the “Maturity Date”) and will bear interest at a rate of 8.00% per annum.  The DIP Credit Agreement also provides for the payment of certain fees, including an unused commitment fee and upfront fee, as well as a DIP fee to be paid to the Lenders in the event the Debtors enter into an alternative debtor-in-possession financing arrangement with financial institutions other than the Lenders in lieu of the DIP Facility. Interest and any other amounts that become due under the DIP Facility will be paid in cash. The proceeds of the DIP Facility, including the Interim Period Borrowings, will be used to pay fees, expenses and other expenditures of the Debtors to be set forth in rolling budgets prepared in connection with the Chapter 11 Cases, subject to the approval of the Lenders and certain stipulated exceptions.

The DIP Credit Agreement terminates on the earliest of: (a) the Maturity Date; (b) the effective date of any Acceptable Plan or any other Chapter 11 Plan (each as defined in the DIP Credit Agreement); (c) the entry of an order for the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (d) the entry of an order for the dismissal of any of the Chapter 11 Cases; and (e) at the election of the Lenders, the date on which any event of default under the DIP Credit Agreement is continuing.

The DIP Credit Agreement contains usual and customary affirmative and negative covenants and events of default for transactions of this type. In addition, the Debtors are required to maintain a minimum liquidity of $2,500,000 as of the last day of any calendar month following the effective date.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the DIP Credit Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 2.03.

Cautionary Note Regarding Forward Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding CARBO, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 Cases, the DIP Facility, CARBO’s ability to complete the restructuring (the “Restructuring”) contemplated by terms of a prenegotiated Chapter 11 plan of reorganization (the “Plan”) that are set forth in the Restructuring Support Agreement, dated as of March 28, 2020, by and among the Debtors, Wilks and Equify Financial, LLC; CARBO’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding CARBO’s ability to successfully complete a reorganization process under Chapter 11, including consummation of the Restructuring pursuant to the Plan; potential adverse effects of the Chapter 11 Cases on CARBO’s liquidity and results of operations; CARBO’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to CARBO’s restructuring process, the DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and CARBO’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including CARBO’s ability to provide adequate compensation and benefits during the Chapter 11 Cases; CARBO’s ability to comply with the restrictions imposed by the DIP Credit Agreement and other financing arrangements; CARBO’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 filing; the effects of the Chapter 11 Cases on CARBO and on the interests of various constituents, including holders of CARBO’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases generally; the length of time that CARBO will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with CARBO’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements CARBO files with the Securities and Exchange Commission, including those in CARBO’s most recent and forthcoming Annual Report on Form 10-K and any updates thereto in CARBO’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge from time to time, or those that CARBO currently deems to be immaterial, could cause CARBO’s actual results to differ, and it is not possible for CARBO to predict all of them. CARBO makes forward-looking statements based on currently available information, and CARBO assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this Current Report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
10.1

Senior Secured Super Priority Debtor-in-Possession Credit Agreement, dated as of March 30, 2020, by and among CARBO Ceramics Inc., as borrower, Asset Guard Products Inc. and StrataGen, Inc., as guarantors, and Wilks Brothers, LLC, as a lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: April 3, 2020
	By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer